Exhibit 99.1

Interpace Biosciences Announces CFO Leadership Transition

PARSIPPANY, NJ, February 4, 2021 — Interpace Biosciences, Inc. (NASDAQ: IDXG) (“Interpace”) a leader in enabling personalized medicine, announced today that its Board of Directors has appointed Tom Freeburg, Chief Accounting Officer, as Interpace’s Chief Financial Officer (“CFO”). Mr. Freeburg succeeds Fred Knechtel effective February 1, 2021.

Mr. Freeburg has been with Interpace since 2017 and brings over 20 years of financial and executive experience to his new role. As Chief Accounting Officer, he has led the company’s Financial Reporting, Treasury, Financial Planning and Analysis (FP&A), Risk Management & Insurance and Corporate Development functions. Prior to Interpace, Tom served in senior finance roles at several other companies, where his responsibilities included Financial Reporting, Capital Markets, Treasury and FP&A.

Thomas Burnell Ph.D., Chief Executive Officer of Interpace, commented “I would like to thank Fred for his contributions to Interpace over the last year and wish him continued success. I would also like to congratulate Tom on his appointment as CFO. He is a highly talented and experienced executive who I believe will be critical to Interpace’s plans for growth. I look forward to working with Tom to define a new direction, purpose and vision for the Company that will drive profitability and enhance value for patients, physicians and shareholders alike.”

“I am honored for the opportunity to help lead Interpace in our mission to assist healthcare providers in the diagnosis, triage and treatment of patients through advanced diagnostics and novel therapeutics,” said Mr. Freeburg. “I look forward to driving the next phase of Interpace’s success as we continue to seek ways to increase patient access to our diagnostic technologies and pharma services, expand the impact we have in the continuum of quality patient care and increase value for our shareholders.”

About Interpace Biosciences

Interpace Biosciences is an emerging leader in enabling personalized medicine, offering specialized services along the therapeutic value chain from early diagnosis and prognostic planning to targeted therapeutic applications.

Clinical services, through Interpace Diagnostics, provides clinically useful molecular diagnostic tests, bioinformatics and pathology services for evaluating risk of cancer by leveraging the latest technology in personalized medicine for improved patient diagnosis and management. Interpace has four commercialized molecular tests and one test in a clinical evaluation process (CEP): PancraGEN® for the diagnosis and prognosis of pancreatic cancer from pancreatic cysts; ThyGeNEXT® for the diagnosis of thyroid cancer from thyroid nodules utilizing a next generation sequencing assay; ThyraMIR® for the diagnosis of thyroid cancer from thyroid nodules utilizing a proprietary gene expression assay; and RespriDX® that differentiates lung cancer of primary versus metastatic origin. In addition, BarreGEN®, a molecular based assay that helps resolve the risk of progression of Barrett’s Esophagus to esophageal cancer, is currently in a clinical evaluation program (CEP) whereby we gather information from physicians using BarreGEN® to assist us in gathering clinical evidence relative to the safety and performance of the test and also providing data that will potentially support payer reimbursement.

Pharma services, through Interpace Pharma Solutions, provides pharmacogenomics testing, genotyping, biorepository and other customized services to the pharmaceutical and biotech industries. Pharma services also advances personalized medicine by partnering with pharmaceutical, academic, and technology leaders to effectively integrate pharmacogenomics into their drug development and clinical trial programs with the goals of delivering safer, more effective drugs to market more quickly, while also improving patient care.

For more information, please visit Interpace Biosciences’ website at www.interpace.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, relating to the Company’s future financial and operating performance. The Company has attempted to identify forward looking statements by terminology including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “intends,” “potential,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are based on current expectations, assumptions and uncertainties involving judgments about, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. These statements also involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results to be materially different from those expressed or implied by any forward-looking statements including, but not limited to, the adverse impact of the COVID-19 pandemic on the Company’s operations and revenues, the substantial doubt about the Company’s ability to continue as a going concern, the Company’s history of operating losses, the Company’s ability to adequately finance its business, the Company’s ability to repay its $5M secured bridge loan, the Company’s ability to maintain its Nasdaq listing in light of its failure to meet minimum stockholder equity requirements as of June 30, 2020, as well as the increased difficulty in meeting the minimum stockholders’ equity requirement as a result of its recently reported impairment charges and amortization expense, the Company’s dependence on sales and reimbursements from its clinical services, the Company’s ability to retain or secure reimbursement including its reliance on third parties to process and transmit claims to payers and the adverse impact of any delay, data loss, or other disruption in processing or transmitting such claims, the Company’s revenue recognition being based in part on estimates for future collections which estimates may prove to be incorrect, and the Company’s ability to remediate material weaknesses in internal controls. Additionally, all forward-looking statements are subject to the “Risk Factors” detailed from time to time in the Company’s most recent Annual Report on Form 10-K filed on April 22, 2020, as amended on May 29, 2020 and January 19, 2021, Current Reports on Form 8-K and Quarterly Reports on Form 10-Q and amendments thereto. Because of these and other risks, uncertainties and assumptions, undue reliance should not be placed on these forward-looking statements. In addition, these statements speak only as of the date of this press release and, except as may be required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Contacts:

Investor Relations

Edison Group

Joseph Green/Megan Paul

(646) 653-7030/7034

jgreen@edisongroup.com/mpaul@edisongroup.com